UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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February 29, 2008 (February 26, 2008)
Date of report (Date of earliest event reported)

Quadra Realty Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33308	20-5775392
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

622 Third Avenue, 30th Floor	10017
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 671-6400

(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.    Entry into a Material Definitive Agreement

On February 26, 2008, Quadra Realty Trust, Inc. and QRS, LLC (collectively "Quadra") entered into a Forbearance Agreement with Wachovia Bank, National Association ("Wachovia") dated February 14, 2008 pursuant to which Wachovia has agreed currently to take no action with respect to Quadra's default under its Master Repurchase Agreement (the "Repurchase Agreement") and ISDA Master Agreement and underlying interest rate swap agreements (the "Swap Agreements") with Wachovia.

The Forbearance Agreement is effective as of February 14, 2008, the date on which Wachovia provided Quadra with notice of default under the Repurchase Agreement and the Swap Agreements. The Forbearance Agreement terminates upon the earliest to occur of: (1) April 14, 2008, (2) Quadra entering into a merger or other change-of-control agreement with a party other than HRECC or its affiliates, (3) termination of the Merger Agreement or failure of the tender offer by Merger Sub pursuant to the Merger Agreement, or (4) any breach or further default under the Repurchase Agreement and the Swap Agreements or breach of the Forbearance Agreement. Upon the occurrence of any of the termination events described above, Quadra will be obligated to repay to Wachovia all amounts owed under the Repurchase Agreement, including approximately $360 million of amounts advanced by Wachovia to Quadra, as well as pay any amounts owed to Wachovia under the Swap Agreements with a total notional balance of approximately $54 million. At the time of termination of the Forbearance Agreement, Wachovia will have no further obligations to Quadra, including the funding of additional advances. Wachovia has agreed to waive any default interest that accrued prior to the date of the Forbearance Agreement under the Repurchase Agreement and the Swap Agreements as a result of the existing events of default.

Pursuant to the Forbearance Agreement, Quadra paid Wachovia a fee of $600,000 and posted cash collateral with Wachovia pursuant to the Swap Agreements of approximately $4.2 million to be held and applied under the terms of the Swap Agreements.

Item 7.01.    Regulation FD Disclosure

The Registrant's press release dated February 28, 2008, announced the entry into a material definitive agreement discussed in Item 1.01 above, the text of which is incorporated by reference into this Item 7.01

The press release also announced the end of the "go-shop" period under the Merger Agreement has expired and that no competing offers to acquire Quadra have been received. Under the go-shop provision in the Merger Agreement, Quadra was permitted to solicit competing offers for a period of 30 days following the date of the Agreement. With the expiration of the go-shop period, Quadra is no longer permitted to solicit or otherwise encourage offers to acquire Quadra. On February 13, 2008, Merger Sub and HRECC commenced a tender offer, which is still pending, to purchase all shares of Quadra's common stock not already owned by HRECC. The tender offer expires at 12:00 midnight, New York City time, on March 12, 2008, unless extended by Merger Sub.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 29, 2008
QUADRA REALTY TRUST, INC.

By:	/s/ STEVEN M. SHERWYN
Name: Steven M. Sherwyn
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.01	Forbearance Agreement
99.01	Press Release